Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS SECOND QUARTER

2011 RESULTS AND ANNOUNCES $15.7 MILLION IN NEW

INVESTMENTS

RALEIGH, NC – August 3, 2011, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its financial results for the second quarter of 2011.

Commenting on the quarter, Garland S. Tucker, III, President and CEO, stated, “We are extremely pleased again to report very strong quarterly results. Our existing investment portfolio continues to perform well and we continue to find attractive new investment opportunities in the lower middle market.”

Second Quarter 2011 Results

Total investment income during the second quarter of 2011 was $16.4 million, compared to total investment income of $8.3 million for the second quarter of 2010, representing an increase of 97.9%. The Company’s increase in investment income is primarily attributable to new portfolio investments made during 2010 and 2011 which resulted in an increase in total loan interest, fee, dividend and paid-in-kind interest income of approximately $8.1 million. This increase also includes approximately $1.7 million, or approximately $0.09 on a per share basis, of additional fee revenue relating primarily to the sale of two portfolio companies during the second quarter of 2011.

Net investment income during the second quarter of 2011 was $10.2 million, compared to net investment income of $4.6 million for the second quarter of 2010, representing an increase of 124.3%. The Company’s net investment income per share during the second quarter of 2011 was $0.55, based on a weighted average share count of 18,570,929, as compared to $0.38 during the second quarter of 2010, based on a weighted average share count of 12,003,068.

The Company’s net increase in net assets resulting from operations was $14.5 million during the second quarter of 2011, as compared to a net increase in net assets resulting from operations of $6.9 million during the second quarter of 2010. The Company’s net increase in net assets resulting from operations was $0.78 per share during the second quarter of 2011 based on a weighted average share count of 18,570,929, as compared to a net increase in net assets resulting from operations of $0.57 per share during the second quarter of 2010, based on a weighted average share count of 12,003,068.

The Company’s net asset value, or NAV, per share at June 30, 2011, was $13.79 as compared to $12.09 per share at December 31, 2010. As of June 30, 2011, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 15.1%.

Liquidity and Capital Resources

At June 30, 2011, the Company had cash and cash equivalents totaling $68.2 million.

During the second quarter of 2011, the Company closed a three-year senior secured credit facility (the “Credit Facility”) with an initial commitment of $50.0 million. The Credit Facility has an accordion feature which allows for an increase in the total loan size up to $90.0 million and also contains two one-year extension options bringing the total potential funding period to five years from closing. Borrowings under the Credit Facility will be at an interest rate of LIBOR plus 2.95%. As of June 30, 2011, the Company had no outstanding debt under the Credit Facility.

As of June 30, 2011, the Company had issued non-callable, fixed rate SBA guaranteed debentures outstanding totaling $224.1 million.

Dividend and Distribution Information

On May 31, 2011, Triangle announced that its board of directors had declared a cash dividend of $0.44 per share, representing a $0.02 increase over the prior quarterly dividend. This was the Company’s eighteenth consecutive quarterly dividend since its initial public offering in February, 2007. The dividend was payable as follows:

Record Date: June 15, 2011

Payment Date: June 29, 2011

Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.

When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.

Recent Portfolio Activity

During the second quarter of 2011, Triangle made five new investments totaling approximately $35.2 million, three debt investments in existing portfolio companies totaling approximately $32.7 million, and one equity investment in an existing portfolio company of approximately $0.1 million. Also during the second quarter of 2011, five portfolio company loans repaid at par totaling approximately $28.3 million and the Company received normal principal repayments and partial loan prepayments totaling approximately $2.3 million.

As previously announced, on May 2, 2011, Triangle recognized a long term capital gain of approximately $12.2 million in connection with the sale of certain assets of Fischbein, LLC (“Fischbein”). Triangle’s investment in Fischbein consisted of $8.4 million in subordinated debt and $4.8 million in equity. The total investment yielded an internal rate of return of 33.7%. Fischbein is a global manufacturer of flexible packaging and materials handling equipment.

New investment transactions which occurred during the second quarter of 2011 are summarized as follows:

On April 2, 2011, Triangle made a $5.0 million investment in The Main Resource (“TMR”) consisting of subordinated debt with warrants. TMR sells a wide range of automotive supplies, repair items and replacement parts used in automotive service garages.

On April 8, 2011, Triangle made a $5.3 million investment in Main Street Gourmet (“MSG”) consisting of subordinated debt, junior subordinated debt and equity. MSG is a wholesale bakery that develops, produces and sells a broad line of bakery products. Customers include fast casual restaurants, bakery/cafes, coffee chains, family restaurants, grocery retailers, and broad-line distributors.

On May 20, 2011, Triangle made an $8.0 million senior subordinated debt investment with warrants in PowerDirect Marketing, LLC (“PowerDirect”). PowerDirect is a leader in integrated front door marketing services and also designs and manages cost-effective energy efficiency programs across the U.S.

On June 27, 2011, Triangle made a $5.2 million subordinated debt investment in BioSan Laboratories, Inc. (“BioSan”). BioSan manufactures, markets, and distributes whole food nutritional supplements utilizing raw food ingredients.

On June 28, 2011, Triangle made an $11.8 million investment in Wythe Will Distributing, LLC (“Wythe Will”) and Tzetzo Brothers, Inc. (“Tzetzo”) in support of a merger of the two companies. The investment consisted of subordinated debt with warrants and equity. Wythe Will and Tzetzo are leaders in the packaging and distribution of confectionary products and specialty foods.

New investments subsequent to quarter end are summarized as follows:

On July 27, 2011, Triangle made a $13.8 million subordinated debt investment in Renew Life Formulas, Inc. (“Renew”). Renew is a provider of branded nutritional supplements and wellness products.

On July 27, 2011, Triangle made a $1.9 million second lien debt investment in Aramsco Holdings, Inc. (“Aramsco”). Aramsco is a distributer of environmental safety and emergency preparedness products.

Conference Call to Discuss Second Quarter 2011 Results

Triangle has scheduled a conference call to discuss second quarter results for Thursday, August 4, 2011, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 8, 2011. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 84231767.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until October 31, 2011.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 million - $15.0 million per transaction in companies with annual revenues between $20.0 million and $100.0 million and EBITDA between $3.0 million and $20.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and shareholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt

Vice President, Investor Relations

919-719-4784

scolquitt@tcap.com

Steven C. Lilly

Chief Financial Officer

919-719-4789

slilly@tcap.com

#        #        #

TRIANGLE CAPITAL CORPORATION

Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Investments at fair value:
Non–Control / Non–Affiliate investments (cost of $306,487,844 and $244,197,828 at June 30, 2011 and December 31, 2010, respectively)	$310,837,398	$245,392,144
Affiliate investments (cost of $90,621,782 and $60,196,084 at June 30, 2011 and December 31, 2010, respectively)	90,921,038	55,661,878
Control investments (cost of $14,260,745 and $19,647,795 at June 30, 2011 and December 31, 2010, respectively)	7,641,249	24,936,571

Total investments at fair value	409,399,685	325,990,593
Cash and cash equivalents	68,242,549	54,820,222
Interest and fees receivable	1,579,634	867,627
Prepaid expenses and other current assets	554,905	119,151
Deferred financing fees	6,904,285	6,200,254
Property and equipment, net	51,285	47,647

Total assets	$486,732,343	$388,045,494

Liabilities
Accounts payable and accrued liabilities	$2,273,598	$2,268,898
Interest payable	3,112,355	2,388,505
Taxes payable	6,307	197,979
Deferred revenue	37,500	37,500
Deferred income taxes	352,316	208,587
SBA-guaranteed debentures payable	224,149,934	202,464,866

Total liabilities	229,932,010	207,566,335

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 18,625,238 and 14,928,987 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively)	18,625	14,929
Additional paid-in-capital	248,967,897	183,602,755
Investment income in excess of distributions	5,400,419	3,365,548
Accumulated realized gain (loss) on investments	4,736,393	(8,244,376)
Net unrealized appreciation (depreciation) of investments	(2,323,001)	1,740,303

Total net assets	256,800,333	180,479,159

Total liabilities and net assets	$486,732,343	$388,045,494

Net asset value per share	$13.79	$12.09

TRIANGLE CAPITAL CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Investment income:
Loan interest, fee and dividend income:
Non–Control / Non–Affiliate investments	$11,224,891	$5,217,203	$19,974,340	$10,018,845
Affiliate investments	1,724,555	1,078,074	3,098,798	2,108,670
Control investments	888,593	369,325	1,146,861	722,470

Total loan interest, fee and dividend income	13,838,039	6,664,602	24,219,999	12,849,985

Paid–in–kind interest income:
Non–Control / Non–Affiliate investments	1,886,506	1,135,906	3,368,326	1,963,507
Affiliate investments	549,724	303,246	944,895	565,923
Control investments	53,504	133,909	118,801	259,857

Total paid–in–kind interest income	2,489,734	1,573,061	4,432,022	2,789,287

Interest income from cash and cash equivalent investments	85,973	56,484	187,122	139,782

Total investment income	16,413,746	8,294,147	28,839,143	15,779,054

Expenses:
Interest expense	2,541,369	1,838,004	4,531,353	3,577,984
Amortization of deferred financing fees	212,382	99,630	522,145	196,061
General and administrative expenses	3,436,474	1,797,889	5,833,997	3,652,701

Total expenses	6,190,225	3,735,523	10,887,495	7,426,746

Net investment income	10,223,521	4,558,624	17,951,648	8,352,308
Net realized gain (loss) on investments—Non Control / Non–Affiliate	827,599	(3,032,785)	827,599	(2,833,585)
Net realized gain on investments—Control	12,153,170	—	12,153,170	—
Net realized gain on investments—Affiliate	—	3,541,238	—	3,541,238
Net unrealized appreciation (depreciation) of investments	(8,659,059)	1,840,049	(4,063,304)	2,049,392

Total net gain on investments before income taxes	4,321,710	2,348,502	8,917,465	2,757,045
Income tax benefit (provision)	—	(39,846)	27,359	(92,744)

Net increase in net assets resulting from operations	$14,545,231	$6,867,280	$26,896,472	$11,016,609

Net investment income per share—basic and diluted	$0.55	$0.38	$1.01	$0.70

Net increase in net assets resulting from operations per share—basic and diluted	$0.78	$0.57	$1.52	$0.92

Dividends declared per common share	$0.44	$0.41	$0.86	$0.82

Weighted average number of shares outstanding—basic and diluted	18,570,929	12,003,068	17,714,507	11,940,724

TRIANGLE CAPITAL CORPORATION

Unaudited Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Cash flows from operating activities:
Net increase in net assets resulting from operations	$26,896,472	$11,016,609
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(136,291,889)	(58,216,292)
Repayments received/sales of portfolio investments	61,522,270	21,702,621
Loan origination and other fees received	2,689,172	1,157,860
Net realized gain on investments	(12,980,769)	(707,653)
Net unrealized depreciation (appreciation) of investments	3,919,574	(1,718,790)
Deferred income taxes	143,729	(330,600)
Payment–in–kind interest accrued, net of payments received	(1,037,758)	(1,483,865)
Amortization of deferred financing fees	522,145	196,061
Accretion of loan origination and other fees	(711,355)	(418,082)
Accretion of loan discounts	(518,337)	(312,106)
Accretion of discount on SBA-guaranteed debentures payable	85,068	—
Depreciation expense	14,477	9,609
Stock-based compensation	909,500	545,670
Changes in operating assets and liabilities:
Interest and fees receivable	(712,007)	(374,704)
Prepaid expenses	(435,754)	25,041
Accounts payable and accrued liabilities	4,700	(1,080,809)
Interest payable	723,850	99,921
Deferred revenue	—	(37,500)
Taxes payable	(191,672)	(6,830)

Net cash used in operating activities	(55,448,584)	(29,933,839)

Cash flows from investing activities:
Purchases of property and equipment	(18,115)	(20,155)

Net cash used in investing activities	(18,115)	(20,155)

Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	31,100,000	32,590,000
Repayments of SBA-guaranteed debentures payable	(9,500,000)	—
Financing fees paid	(1,226,176)	(1,324,307)
Proceeds from public stock offerings, net of expenses	62,993,096	(21,001)
Common stock withheld for payroll taxes upon vesting of restricted stock	(643,308)	(234,912)
Cash dividends paid	(13,834,586)	(11,370,734)

Net cash provided by financing activities	68,889,026	19,639,046

Net increase (decrease) in cash and cash equivalents	13,422,327	(10,314,948)
Cash and cash equivalents, beginning of period	54,820,222	55,200,421

Cash and cash equivalents, end of period	$68,242,549	$44,885,473

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,722,435	$3,478,064